Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348
FOR IMMEDIATE RELEASE
May 1, 2008

RECORD QUARTER OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 1, 2008 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended March 31, 2008, including a 37.5% increase in revenues and a 4.1% increase in Funds From Operations (“FFO”) per share compared to the same period for 2007. Highlights include:

Operating Results:

•	Revenues and net earnings and FFO available to common stockholders:

	Quarter Ended March 31,
	2008	2007
	(in thousands, except per share data)
Revenues	$55,200	$40,134

Net earnings available to common stockholders	$31,357	$25,008
Net earnings per common share (diluted)	$0.43	$0.41

FFO available to common stockholders	$36,974	$29,610
FFO per common share (diluted)	$0.51	$0.49

•	Investment Portfolio occupancy was 97.9% at March 31, 2008.

Investments and Dispositions for the quarter ended March 31, 2008:

•	Investments:

•	$150.6 million in the Investment Portfolio, including acquiring 27 properties with an aggregate 390,000 square feet of gross leasable area

•	$22.8 million in the Inventory Portfolio, including acquiring 5 properties and funding $1.2 million of development

•	Dispositions:

•	4 Investment properties with an aggregate 38,000 square feet of gross leasable area, with net proceeds of $10.3 million, resulting in a gain of $3.9 million

•	8 Inventory properties with net proceeds of $71.8 million

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

Capital transactions for the quarter ended March 31, 2008:

•	Issued 269,678 shares of common stock generating $5.9 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Issued $234 million of 5.125% convertible senior notes due in 2028 (with 2013 put option)

•	Repayment in full of $100 million of 7.125% notes due March 2008

•	Repayment in full of $12 million of 10.0% OAMI secured note payable due 2008

National Retail also announced increased 2008 FFO guidance of $1.97 to $2.02 per share, which represents a 5% to 8% increase over 2007 results. This equates to earnings before any gains or losses from the sale of investment properties of $1.54 to $1.59 per share plus $0.43 per share of expected real estate related depreciation and amortization. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer commented, “This is a great start to what we see as another record year for NNN. Our portfolio and balance sheet are in good shape and the competitive environment for acquisitions is notably better than in recent years.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2008, the company owned 931 Investment properties in 44 states with a gross leasable area of approximately 11 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 1 at 2:00 p.m. EDT to review these results. The call can be accessed on National Retail’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

Income Statement Summary	Quarter Ended March 31,
	2008	2007
Revenues:
Rental and earned income	$51,031	$36,438
Real estate expense reimbursement from tenants	1,578	1,251
Interest and other income from real estate transactions	1,235	1,201
Interest income on commercial mortgage residual interests	1,356	1,244

	55,200	40,134

Disposition of real estate, Inventory Portfolio:
Gross proceeds	4,900	825
Costs	(4,879)	(493)

Gain	21	332

Operating expenses:
General and administrative	7,560	6,321
Real estate	2,439	1,845
Depreciation and amortization	10,157	6,795
Impairment – commercial mortgage residual interests valuation	758	—

	20,914	14,961

Other expenses (revenues):
Interest and other income	(1,221)	(1,303)
Interest expense	15,366	11,101
Loss on interest rate hedge	804	—

	14,949	9,798

Income tax benefit	2,652	2,793
Minority interest	1,016	189
Equity in earnings of unconsolidated affiliate	79	—

Earnings from continuing operations	23,105	18,689

Earnings from discontinued operations:
Real estate, Investment Portfolio	4,999	4,257
Real estate, Inventory Portfolio, net of income tax expense and minority interest	4,949	3,758

	9,948	8,015

Net earnings	33,053	26,704

Series C Preferred Stock dividends	(1,696)	(1,696)

Net earnings available to common stockholders – basic and diluted	$31,357	$25,008

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2008	2007
Weighted average common shares outstanding:
Basic	72,315	60,333

Diluted	72,447	60,472

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.29	$0.28
Discontinued operations	0.14	0.13

Net earnings	$0.43	$0.41

Diluted:
Continuing operations	$0.29	$0.28
Discontinued operations	0.14	0.13

Net earnings	$0.43	$0.41

Supplemental Information:
Percentage rent	$58	$458

Earned income from direct financing leases	$886	$1,822
Decrease in real estate classified as direct financing leases	(1,199)	(2,462)

Net direct financing lease adjustment	(313)	(640)
Accrued rental income (straight-line)	579	691

Net lease accounting adjustments	$266	$51

Net Inventory Portfolio gain on disposition (TRS)	$5,633	$4,669

Capitalized interest	$531	$618

Scheduled debt principal amortization (excluding maturities)	$291	$450

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2008	2007
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings	$33,053	$26,704
Real estate depreciation and amortization:
Continuing operations	9,426	6,212
Discontinued operations	25	153
Joint venture real estate depreciation	43	—
Gain on disposition of real estate Investment Portfolio	(3,877)	(1,763)

FFO	38,670	31,306
Series C Preferred Stock dividends	(1,696)	(1,696)

FFO available to common stockholders – basic and diluted	$36,974	$29,610

FFO per share:
Basic	$0.51	$0.49

Diluted	$0.51	$0.49

	Quarter Ended March 31,
	2008		2007
	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	1	$21	1	$332
Discontinued operations:
Investment Portfolio	4	3,877	5	1,763
Inventory Portfolio	7	9,128	22	4,337
Minority interest, Inventory Portfolio	—	(3,516)	—	—

	12	$9,510	28	$6,432

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	4	$8,284	5	$1,796
Exchange	4	865	18	2,873
Minority interest, Development	—	(3,516)	—	—

Total Inventory gain (TRS)	8	5,633	23	4,669
Investment Portfolio	4	3,877	5	1,763

	12	$9,510	28	$6,432

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at March 31, 2008, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended March 31,
	2008	2007
Earnings from Discontinued Operations – Investment Portfolio:
Revenues:
Rental and earned income	$290	$2,671
Real estate expense reimbursement from tenants	7	93
Interest and other income from real estate transactions	534	124

	831	2,888

Expenses:
General and administrative	(79)	—
Real estate	(250)	148
Depreciation and amortization	24	153
Impairment – real estate	14	95
Interest	—	(2)

	(291)	394

Gain on disposition of real estate	3,877	1,763

Earnings from discontinued operations	$4,999	$4,257

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$3,360	$2,850
Real estate expense reimbursement from tenants	328	297
Interest and other income from real estate transactions	454	6

	4,142	3,153

Disposition of real estate:
Gross proceeds	69,187	59,652
Costs	(60,059)	(55,315)

Gain	9,128	4,337

Expenses:
General and administrative	25	8
Real estate	546	431
Depreciation and amortization	44	20
Interest	998	816

	1,613	1,275

Income tax expense	(3,028)	(2,299)
Minority interest	(3,680)	(158)

Earnings from discontinued operations	$4,949	$3,758

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	March 31, 2008	December 31, 2007
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$11,838	$27,499
Receivables, net of allowance	7,212	3,818
Investment in unconsolidated affiliate	4,958	4,139
Mortgages, notes and accrued interest receivable, net of allowance	113,891	73,162
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,195,701	2,055,846
Accounted for using the direct financing method	33,038	37,497
Real estate, Inventory Portfolio, held for sale	205,384	248,611
Commercial mortgage residual interests	22,617	24,340
Accrued rental income, net of allowance	24,855	24,652
Other assets	43,266	40,041

Total assets	$2,662,760	$2,539,605

Liabilities:
Line of credit payable	$123,500	$129,800
Mortgages payable	27,189	27,480
Note payable – secured	—	12,000
Notes payable – convertible	406,535	172,500
Notes payable, net of unamortized discount	618,340	718,290
Income tax liability	1,115	1,671
Other liabilities	60,045	68,245

Total liabilities	1,236,724	1,129,986

Minority interest	5,241	2,334
Stockholders’ equity	1,420,795	1,407,285

Total liabilities and equity	$2,662,760	$2,539,605

Common shares outstanding	73,031	72,528

Gross leasable area, Investment Portfolio (square feet)	10,962	10,610

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $24 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	March 31, 2008	December 31, 2007
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$533	$15,541
Receivables and other assets	29	1,417
Commercial mortgage residual interests	22,617	24,340

	$23,179	$41,298

Liabilities:
Notes payable – secured	$—	$12,000
Income tax liability	6,353	6,768
Other liabilities	65	145

	$6,418	$18,913

Minority interest	$757	$1,895

	Quarter Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenues:
Interest income on commercial mortgage residual interests	$1,356	$1,244
Interest and other income	191	702

	1,547	1,946

Expenses:
General and administrative	78	125
Amortization	35	63
Impairment – commercial mortgage residual interests valuation	758	—
Interest	200	613

	1,071	801

Income tax benefit	407	768
Minority interest	(139)	(282)

Net earnings	$744	$1,631

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

NNN Retail Properties Fund I LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	March 31, 2008	December 31, 2007
	(unaudited)
Assets:
Cash and cash equivalents	$131	$30
Receivables	14	—
Real estate	75,337	65,413
Other assets	1,239	921

	$76,721	$66,364

Liabilities:
Notes payable	$43,600	$38,600
Other liabilities	65	180

Total liabilities	43,665	38,780

Members’ equity	33,056	27,584

Total liabilities and equity	$76,721	$66,364

	Quarter Ended March 31, 2008
	(unaudited)
Revenues:
Rental income	$1,497

	1,497
Expenses:
General and administrative	71
Real estate	5
Depreciation and amortization	353
Interest	597

	1,026
Net earnings	$471

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		March 31,
	Line of Trade	2008 (1)	2007 (2)
1.	Convenience stores	23.0%	18.1%
2.	Restaurants – full service	9.6%	12.1%
3.	Automotive service	8.1%	0.2%
4.	Theaters	6.4%	—
5.	Automotive parts	4.7%	1.5%
6.	Drug stores	4.3%	8.0%
7.	Books	4.1%	5.5%
8.	Consumer electronics	4.1%	5.8%
9.	Sporting goods	3.7%	7.1%
10.	Restaurants – limited service	3.4%	4.8%
11.	Travel plazas	2.9%	3.7%
12.	Grocery	2.8%	5.5%
13.	Furniture	2.8%	4.1%
14.	Office supplies	2.6%	3.7%
15.	Family entertainment centers	2.0%	—
16.	Auto dealerships	2.0%	2.0%
17.	Beer, wine and liquor	2.0%	2.1%
18.	General merchandise	1.6%	2.6%
19.	Home furnishings	1.4%	1.8%
20.	Craft, fabric and novelty	1.4%	1.8%
	Other	7.1%	9.6%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.2%	6.	Georgia	4.7%
2.	Florida	10.8%	7.	Pennsylvania	4.5%
3.	Illinois	7.1%	8.	Indiana	4.3%
4.	North Carolina	6.3%	9.	Colorado	3.2%
5.	California	5.3%	10.	Ohio	3.2%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2008	0.5%	11	182,000	2014	4.5%	31	510,000
2009	1.5%	23	427,000	2015	2.7%	20	469,000
2010	2.9%	38	401,000	2016	1.9%	14	240,000
2011	2.1%	21	336,000	2017	4.7%	26	663,000
2012	3.7%	33	549,000	2018	4.0%	32	500,000
2013	4.2%	34	753,000	Thereafter	67.3%	628	5,622,000

(1)	Based on annual base rent of $209,409,000, which is the annualized base rent for all leases in place as of March 31, 2008.
(2)	Based on annual base rent of $154,809,000, which is the annualized base rent for all leases in place as of March 31, 2007.
(3)	Square feet.